Exhibit k.1

                        ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT dated as of the 25th day of November, 2003.

BETWEEN:

                  USA REIT FUND LLC, a limited liability company established under the laws of the State of Delaware (the "COMPANY")

                                     - and -

                  BROMPTON CAPITAL ADVISORS INC., a corporation organized under the laws of the Province of Ontario (the "ADMINISTRATOR")

WHEREAS:

A.       The Administrator is the promoter of the Company.

B. The Company wishes to appoint the Administrator to advise the Board of Directors as to the administration and operation of the Company.

NOW THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Whenever used in this Agreement, the following words and terms have the meanings set out below:

"1940 ACT" means the United States Investment Company Act of 1940, as amended;

"ADMINISTRATION FEE" has the meaning given to it in Section 5.1;

"AGENCY AGREEMENT" means the agency agreement to be entered into among the Company, the Administrator and the Agents in connection with the initial offering of Shares to the public in Canada;

"AGENTS" means, collectively, RBC Dominion Securities Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., Scotia Capital Inc., TD Securities Inc., HSBC Securities (Canada) Inc., Canaccord Capital Corporation, Desjardins Securities Inc., Dundee Securities Corporation, First Associates Investments Inc., Acadian Securities Incorporated and Newport Securities Inc.;

"BOARD OF DIRECTORS" means the board of directors of the Company;

"BUSINESS DAY" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or New York, New York;

"CDS" means The Canadian Depository for Securities Limited;

"CUSTODIAN" means U.S. Bank National Association, or if applicable its successor;

"DISTRIBUTION(S)" means the cash and in specie distribution(s) which are paid by the Company to Shareholders;

"DISTRIBUTION REINVESTMENT PLAN" means the distribution reinvestment plan of the Company, as described in the Prospectus;

"INITIAL EXPENSES" means all costs and expenses of the offering of the Shares including, without limitation, prospectus filing fees, listing fees, printing costs, fees and expenses of legal counsel and auditors, costs of marketing the offering and all other out-of-pocket expenses incurred in connection with the offering of the Shares;

"INVESCO" means INVESCO Real Estate, the real estate management division of INVESCO Institutional (N.A.), Inc. a subsidiary of AMVESCAP, PLC;

"INVESTMENT ADVISOR" means the Company's investment advisor, INVESCO, or, if applicable, its successor;

"INVESTMENT ADVISORY AGREEMENT" means the investment advisory agreement dated as of November 25, 2003, between the Company and the Investment Advisor, as it may be amended from time to time;

"INVESTMENT OBJECTIVES" means the investment objectives of the Company, as described in the Prospectus;

"INVESTMENT RESTRICTIONS" means the investment restrictions of the Company, as described in the Prospectus;

"INVESTMENT STRATEGY" means the investment strategy of the Company, as described in the Prospectus;

"LENDERS" means one or more banks or other lending institutions;

"LLC AGREEMENT" means the amended and restated limited liability company agreement of the Company dated November 25, 2003, as may be amended, supplemented or restated from time to time;

"LOAN FACILITY" means a loan facility intended to be entered into between the Company and the Lenders to enable the Company to acquire additional securities in accordance with the Investment Objectives and Investment Strategy and subject to the Investment Restrictions and for general purposes;

"NET ASSET VALUE" means the net asset value of the Company, as determined by subtracting the aggregate liabilities of the Company from the Total Assets as more fully described in the Prospectus;

"NET ASSET VALUE PER SHARE" means the Net Asset Value divided by the total number of Shares outstanding, in each case, on the date on which the calculation is being made;

"ORDINARY RESOLUTION" means a resolution passed by the affirmative vote of at least 50% of the votes cast, either in person or by proxy, at a meeting of Shareholders called for the purpose of approving such resolution;

"PROSPECTUS" means the final long form prospectus of the Company under which Shares are offered for sale to the public in Canada;

"REIT PORTFOLIO" means the actively managed portfolio owned by the Company consisting primarily of U.S. REIT securities;

"SHAREHOLDERS" means, unless the context requires otherwise, the owners of the beneficial interest in the Shares;

"SHARES" means the common shares of the Company;

"SPECIAL RESOLUTION" means a resolution passed by the affirmative vote of at least 66__% of the votes cast, either in person or by proxy, at a meeting of Shareholders called for the purpose of approving such resolution;

"TOTAL ASSETS" means the aggregate value of the assets of the Company, including assets obtained through borrowing or leverage;

"VALUATION COMMITTEE" means the valuation committee of the Company, consisting of three people, at least one of which is a member of the Board of Directors; and

"VALUATION DATE" means, at a minimum, Thursday of each week, or if any Thursday is not a Business Day, the immediately preceding Business Day, and the last Business Day of each month, and includes any other date on which the Administrator elects, in its discretion, to calculate the Net Asset Value per Share.

                                    ARTICLE 2
                          APPOINTMENT OF ADMINISTRATOR

2.1 The Company hereby appoints the Administrator as the administrator of the Company and, subject to the provisions of the LLC Agreement, to provide the management and administrative services contemplated hereunder and the Administrator accepts such appointment.

2.2 The Company hereby acknowledges and agrees that the Administrator, may delegate certain of its powers to third parties at no additional cost to the Company where, in the discretion of the Administrator, it would be in the best interests of the Company and the Shareholders to do so, provided that such delegation shall not relieve the Administrator of any of its obligations under this Agreement. Any delegation or arrangement between the Company and the Administrator or any affiliate of the Administrator not specifically referred to in the LLC Agreement shall be on terms no less favourable to the Company than those available from arm's length parties (within the meaning of the Income Tax Act (Canada)) for comparable services.

                                    ARTICLE 3
                             ADMINISTRATIVE SERVICES

3.1 The Administrator shall administer the ongoing business and operations of the Company.

3.2 The Administrator shall provide, or cause to be provided, administrative services to the Company, including, without limitation:

         (a) monitoring relationships with the Custodian, registrar and transfer agent, auditors, legal counsel and other organizations or professionals serving the Company;

         (b) the payment on behalf of the Company of expenses incurred on behalf of the Company and the negotiation of contracts with third party providers of services (including, but not limited to, custodians, transfer agents, legal counsel, auditors and printers);

         (c) the preparation for approval by the Company of accounting, management and other reports, including quarterly and annual reports to Shareholders, financial statements, tax reporting to Shareholders and income tax returns;

         (d) keeping and maintaining the books and records of the Company and the supervision of compliance by the Company with record keeping requirements under applicable regulatory regimes;

         (e) the calculation of and advising the Company as to the amount, and the frequency, of Distributions by the Company subject to approval or ratification by the Board of Directors;

         (f) assisting the Company with communications and correspondence with Shareholders and the preparation of notices of Distributions to Shareholders;

         (g) advising the Company on establishing and monitoring the Distribution Reinvestment Plan, and amending, modifying, suspending or terminating the Distribution Reinvestment Plan in a manner which is in the best interests of Shareholders;

         (h) ensuring that the Net Asset Value of the Company is provided to the financial press;

         (i) assisting the Company with responses to investors' inquiries and general investor relations in respect of the Company;

         (j) dealing with banks and custodians, including the maintenance of bank records and the negotiation and securing of bank financing or refinancing;

         (k) assisting the Company in obtaining such insurance as appropriate for the Company;

         (l) arranging for the provision of services by CDS for the administration of the book-entry only system with respect to the Shares;

         (m) reviewing fees and expenses charged to the Company and ensuring the timely payment thereof;

         (n)      (i)      advising the Company to ensure that the Company
                           complies with all applicable regulatory requirements and stock exchange listing requirements;

                  (ii) the preparation and delivery of the Company's reports to, and assisting the Company in dealing with, relevant securities regulatory authorities and any similar organization of any government or any stock exchange to which the Company is obligated to report;

                  (iii) assisting the Company in the organizing of any meetings of Shareholders; and

                  (iv) the provision of such other administrative services as may be reasonably required for the ongoing business and administration of the Company; and

         (o) assuming responsibility for the services provided by the Investment Advisor under the Investment Advisory Agreement, but such responsibility shall not include providing investment advisory or portfolio management services to the Company.

                                    ARTICLE 4
                          RESTRICTIONS ON ADMINISTRATOR

4.1 The Administrator shall not execute any agreements on behalf of the Company.

4.2 The Administrator shall take no actions affecting the Company's existence except in accordance with the provisions of the LLC Agreement.

4.3 The funds of the Administrator shall not be commingled with those of the Company.

4.4 The Administrator does not hereby assume any liabilities or obligations of the Company and the Administrator's obligations hereunder shall be restricted to the provision of the administrative services set forth in
         Section 3.2 in accordance with the provisions of this Agreement.

                                    ARTICLE 5
                        FEES PAYABLE TO THE ADMINISTRATOR

5.1 For the provision of the administrative services set forth herein, the Company shall pay to the Administrator an annual administration fee (the "ADMINISTRATION FEE"), as described in this Section 5. If the Net Asset Value exceeds CAD $55,000,000, the Administrator will receive an annual fee equal to the sum of: (i) 0.30% of the Net Asset Value for the first CAD $10,000,000; (ii) 0.40% of the Net Asset Value on the next CAD $10,000,000; and (iii) 0.50% of the Net Asset Value above CAD $20,000,000. If the Net Asset Value is less than CAD $55,000,000 the Administrator will receive an annual fee equal to 45% of 1.10% of the Net Asset Value which will be reduced by 0.014% of the Net Asset Value for each CAD $1,000,000 below CAD $55,000,000 and further reduced by 0.055% of the Net Asset Value for each CAD $1,000,000 below CAD $30,000,000.

5.2 The Administration Fee shall be calculated and paid monthly in arrears, on the first Business Day following the last day of the immediately preceding month except for the month ended December 31 when the Administration Fee shall be calculated and paid on the last Business Day of December based on the average daily Net Asset Value for the month of December up to and including the second last Business Day of December. For greater certainty, the Administration Fee payable to the Administrator in respect of the month ending December 31, 2003 shall be pro rated based on the fraction that the number of days from and including the date of Closing of the initial public offering of Shares to and including December 31, 2003 is of the number of days in the month ending December 31, 2003.

5.3 For the purpose of calculating Net Asset Value per Share on such Valuation Date, Net Asset Value will be calculated by subtracting the aggregate amount of the Company's liabilities from the Total Assets of the Company. The Total Assets on such Valuation Date will be determined in accordance with the valuation procedures determined from time to time by the Board of Directors. Their current form is as set out in the Prospectus. The Net Asset Value per Share will be calculated in Canadian dollars. Any market price reported in currency other than Canadian dollars shall be translated into Canadian currency at the rate of exchange available to the Company from the Custodian on the Valuation Date on which the Total Assets are being determined.

5.4 All rights granted to the Administrator and other amounts payable to the Administrator pursuant to the terms hereof do not include the applicable amount of goods and services tax ("GST") exigible, if any in respect thereof. Accordingly, the Company shall pay to the Administrator, in cash, the amount of GST exigible, if any, on that portion of the Administration Fee at such times and in such amounts as required by law. The GST exigible on all other amounts payable by the Company to the Administrator shall be paid at the time of payment of such other amounts.

                                    ARTICLE 6
                                    EXPENSES

6.1 In addition to the payment of the Administration Fee, the Company shall reimburse the Administrator for all expenses incurred in connection with its duties as Administrator, which may include, without limitation, custodial fees, legal, audit and valuation fees and expenses, fees paid to the independent directors of the Administrator, expenses of the directors of the Administrator, premiums for directors' and officers' insurance coverage for the directors and officers of the Administrator, if any, Shareholder reporting costs, registrar, transfer and distribution agency costs, printing and mailing costs, listing fees and expenses and other administrative expenses and costs incurred in connection with the Company's continuous public filing requirements and investor relations, taxes, brokerage commissions, costs and expenses relating to the issue of Shares, costs and expenses of preparing financial and other reports, costs and expenses arising as a result of complying with all applicable laws, regulations and policies and all amounts paid by the Company on account of the indebtedness of the Company. Such expenses will also include expenses of any action, suit or other proceeding in which or in relation to which the Administrator and/or any of its officers, directors, employees, consultants or agents is entitled to indemnity by the Company.

                                    ARTICLE 7
                                INITIAL EXPENSES

7.1 The Company shall and hereby agrees to reimburse the Administrator all of the Initial Expenses incurred by the Administrator.

                                    ARTICLE 8
                         STANDARD OF CARE AND LIABILITY

8.1 The Administrator and any agent to whom the Administrator has delegated any of its duties hereunder shall exercise its powers and discharge its duties hereunder honestly, in good faith and in the best interests of the Shareholders and shall exercise the care, diligence and skill that a reasonably prudent and qualified administrator would exercise in comparable circumstances. The Administrator will not be liable in any way for any default, failure or defect in any of the REIT Portfolio if it has satisfied the duties and standard of care, diligence and skill set forth above. However, the Administrator shall be liable to the Company for any loss, damage, claim, cost charge, expense or liability resulting from the Administrator's wilful misconduct, bad faith, negligence or disregard by the Administrator of the Administrator's duties or standard of care, diligence and skill prescribed by this
         Section 8 or a material breach or default of the Administrator's obligations under this Agreement.

                                    ARTICLE 9
                              APPOINTMENT OF AGENTS

9.1 The Administrator may advise the Company as to the appropriate persons to employ or engage or appoint as agent and the Administrator may rely and act upon information or advice received from investment counsellors, distributors, brokers, electronic data processors, advisors, accountants, accounting and pricing services, lawyers and others.

                                   ARTICLE 10
                             EXCLUSIVITY OF SERVICES

10.1 Nothing in this Agreement shall limit or restrict the right of the Administrator or any director, officer, employee, principal or shareholder of the Administrator, to engage in any other business or to devote his, her or its time and attention in part to the management, administration or other aspects of any business, whether of a similar or dissimilar nature to that of the Company provided that the Administrator will and will cause its agents and employees to devote adequate time and attention to performing its duties hereunder.


                                   ARTICLE 11
                            DURATION AND TERMINATION

11.1     This Agreement shall continue unless terminated pursuant to this
         Section 11.

11.2 This Agreement may be terminated at any time by the Company on 60 days written notice without the payment of any penalty by vote of a majority of the Board of Directors or by vote of a majority of the outstanding voting securities of the Company.

11.3 This Agreement may be terminated by the Company at any time on 30 days' written notice to the Administrator for material failure of the Administrator to perform its duties and discharge its obligations hereunder, or the continuing malfeasance or misfeasance of the Administrator in the performance of its duties hereunder.

11.4 This Agreement may be terminated by the Company immediately in the event of the commission by the Administrator of any fraudulent act and shall be automatically terminated if the Administrator becomes bankrupt, insolvent or makes a general assignment for the benefit of its creditors.

11.5 The Administrator may resign and this Agreement may be terminated upon 120 days' notice by the Administrator to the Company.

11.6 Other than as stated above, this Agreement may not be terminated by the Company.

11.7 Other than payment of the fees payable to the Administrator and the reimbursement of the Administrator's expenses pursuant to this Agreement to and including the date of termination of this Agreement, no additional payments will be required to be made by the Company to the Administrator as a result of any termination of this Agreement.

11.8 Upon termination of this Agreement, the Administrator shall forthwith deliver to the Company, or such other person as directed by the Company, all records, documents and books of account and all materials and supplies of the Company which are in the possession or control of the Administrator or for which the Administrator has been paid or reimbursed by the Company and which relate directly or indirectly to the Company or to the performance by the Administrator of its obligations under this Agreement.

                                   ARTICLE 12
                         REPRESENTATIONS OF THE COMPANY

12.1     The Company represents, warrants and agrees that:

         (a) it has full capacity and authority to execute and deliver this Agreement and to act as described herein. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms; and

         (b) it is a limited liability company duly incorporated and validly existing under the laws of the State of Delaware and has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement.

                                   ARTICLE 13
                      REPRESENTATIONS OF THE ADMINISTRATOR

13.1     The Administrator represents and warrants to the Company that:

         (a) it is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement;

         (b) it has full capacity and authority to execute and deliver this Agreement and to act as described herein. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Administrator and is a valid and binding agreement of the Administrator enforceable in accordance with its terms; and

         (c) there are no pending, threatened or contemplated proceedings or investigations or enquiries before or by any court, governmental self-regulatory body or exchange which might impair the Administrator's ability to discharge its obligations hereunder or that relate to any regulatory registrations or licenses of the Administrator and the Administrator shall immediately notify the Company of any such proceedings, investigations or enquiries.

                                   ARTICLE 14
                             LIMITATION OF LIABILITY

14.1 The Administrator, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Company is, and shall be conclusively deemed to be, acting for and on behalf of the Company, and not in its own personal capacity.

14.2 Subject to Sections 8.1 and 15.1 hereof, and except as provided in, or for any material breach of or default of the obligations under, this Agreement by the Administrator, neither the Administrator nor any director, officer, employee, consultant or agent thereof (collectively the "RESPONSIBLE PARTIES") shall be subject to any liability whatsoever, in tort, contract or otherwise, in connection with the business or affairs of the Company, including, without limitation, in respect of any loss or diminution in value of any of the Company's assets, to the Company or to any Responsible Party or to Shareholders, or any of them, or to any other Person for anything done or permitted to be done by any of them including, without limitation, the failure to compel in any way any former or acting Administrator to redress any breach of the standard of care in respect of the execution of the duties of its office or in respect of the affairs of the Company. Except to the extent provided in this Section 14.2, no Responsible Party shall be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgements, costs, charges or expenses (including legal costs) against or with respect to the Company arising out of anything done or permitted by any of them to be done in respect of the execution of the duties of their office or for or in respect of the affairs of the Company. The Company shall be solely liable therefor and for the payment or performance thereof. The Company shall not be liable for the acts or omissions of the Administrator.

14.3 If, notwithstanding the provisions of this Agreement, the Administrator or any of its directors, officers, employees, consultants or agents shall be held personally liable as such to any other Person in respect of any debt, liability or obligation incurred by or on behalf of the Company, or, subject to Sections 8.1 and 15.1 hereof, any action taken or omitted or in connection with the affairs of the Company, the Administrator and its directors, officers, employees, consultants and agents shall be entitled to indemnity and reimbursement to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including without limitation, the fees and disbursements of counsel, subject to the provisions of Article 15.

                                   ARTICLE 15
                      INDEMNIFICATION OF THE ADMINISTRATOR

15.1 The Administrator and its directors, officers, employees, consultants and agents (collectively, the "INDEMNIFIED PARTIES") shall be indemnified and reimbursed by the Company to the fullest extent permitted by law against all liabilities and expenses (including judgements, fines, penalties, interest, and counsel fees and disbursements on a solicitor and client basis) reasonably incurred in connection with such Indemnified Party being or having been the Administrator, or a director, officer, employee, consultant or agent thereof, including in connection with any action, suit or proceeding to which any Indemnified Party may hereafter be made a party by reason of being or having been the Administrator or a director, officer, employee, consultant or agent thereof, except for liabilities and expenses resulting from the Indemnified Party's wilful misfeasance, bad faith, negligence, reckless disregard of the duties or material breach or default of the Administrator's obligations under this Agreement. No Shareholder or other Person shall be personally liable to any person with respect to any claim for such indemnity or reimbursement as aforesaid.

15.2 For purposes of the preceding paragraph, (i) "action, suit or proceeding" shall include every action, suit or proceeding, civil, criminal, administrative, investigative or other, (ii) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding and the failure to institute it shall be deemed its final determination, (iii) advances may be made by the Company against costs, expenses and fees incurred in respect of the matter or matters as to which indemnification is claimed as permitted by applicable law or regulation. The foregoing right of indemnification shall not be exclusive of any other rights to which the Administrator or director, officer, employee, consultant or agent thereof may be entitled as a matter of law or which may be lawfully granted to such Person and the provisions of this Section 15 are severable, and if any provisions hereof shall for any reason be determined invalid or ineffective, the remaining provisions of this Agreement relating to indemnification and reimbursement shall not be affected thereby.

                                   ARTICLE 16
                      INDEMNIFICATION BY THE ADMINISTRATOR

16.1 The Administrator agrees to indemnify and save harmless the Company (and each of its directors, officers, employees, consultants and agents) from and against all liabilities and expenses (including judgments, fines, penalties, interest amounts paid in settlement with the consent of the Administrator and counsel fees), reasonably incurred in connection with any action, suit or proceeding to which it may hereafter be made a party by reason of the Administrator's wilful misconduct, bad faith, negligence or disregard of its duties or standard of care, diligence and skill prescribed by Section 8.1 or a material breach or default of its obligations under this Agreement.

                                   ARTICLE 17
                                  MISCELLANEOUS

17.1 The headings in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or interpretation. In this Agreement whenever the singular form is used, the same shall include the plural as and when required by the context. Words denoting one gender include the other or the neuter, and words denoting the neuter denote either gender, unless a contrary intention is to be inferred from or required by the subject matter or context. All references to currency in this Agreement are references to the lawful money of Canada.

17.2 Nothing in this Agreement is intended to create or shall be construed as creating a partnership, agency, joint venture, association or trust between the parties.

17.3 This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties hereby agree to submit to the non-exclusive jurisdiction of the courts of the Province of Ontario. Notwithstanding the foregoing, the Administrator hereby acknowledges that the Company is subject to the 1940 Act.

17.4 If any provision of this Agreement shall be held or made invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement.

17.5 The provisions of Articles 6, 7, 14, 15 and 16 shall survive termination of this Agreement.

17.6 Any amendment or modification to this Agreement shall require the written approval of each party hereto in order to be effective provided that any material change in this Agreement, including without limitation a change which would result in an increase in the Administration Fee, requires the prior approval of Shareholders by a Special Resolution at a duly called meeting of Shareholders.

17.7 The Administrator may assign this Agreement to any party with the approval of the Shareholders by an Ordinary Resolution approved at a meeting duly called for such purpose in accordance with the provisions of the LLC Agreement, provided that any assignment of this Agreement by the Administrator to an affiliate which is registered with the Ontario Securities Commission as an investment counsel and portfolio manager, shall not require Shareholder approval.

17.8 Any notice required or permitted to be given hereunder shall be in writing and shall be properly given, if delivered personally, or by mail or by fax or other similar form of communication addressed:

         (a)      to the Company at:

                  c/o Delaware Corporation Organizers, Inc.
                  1201 N. Market St., 18th Floor
                  Wilmington, New Castle County, Delaware
                  19801

                  Attention: Cindy Caskey
                  Fax: (302) 658-3989

         (b)      to the Administrator at:

                  Brompton Capital Advisors Inc.
                  Suite 2930, P.O. Box 793
                  Bay Wellington Tower
                  BCE Place
                  181 Bay Street
                  Toronto, Ontario
                  M5J 2T3

                  Attention: Chief Financial Officer
                  Fax: (416) 642-6001

17.9 Any notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications, on the next business day following such transmission or, if delivered, to have been received on the date of such delivery or, if mailed, to have been received seven days after the mailing thereof excluding each day during which there exists any general interruption in postal services due to strike, lockout or other cause. Either party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

17.10 This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

17.11 In the event of any inconsistency between the provisions of this Agreement and the provisions of the LLC Agreement whereby compliance with the provisions of both this Agreement and the LLC Agreement is not possible, the provisions of the LLC Agreement shall govern.

IN WITNESS WHEREOF the parties hereto have caused this Administrative Services Agreement to be executed as of the day and year first above written.

USA REIT FUND LLC                         BROMPTON CAPITAL ADVISORS INC.


By: /s/ Peter A. Braaten                  By: /s/ Donald W.C. Lillie
    ----------------------------------        ----------------------------------
    Peter A. Braaten                          Donald W.C. Lillie
    President, Chief Executive Officer        President, Chief Executive Officer

By: /s/ Sharon H. Sallows                 By: /s/ Mark A. Caranci
    ----------------------------------        ----------------------------------
    Sharon H. Sallows                         Mark A. Caranci
    Director                                  Chief Financial Officer, Director